UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 01, 2025

ALCOA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500
Pittsburgh, Pennsylvania		15212-5858
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (412) 315-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 1, 2025, Alcoa Corporation (“Alcoa” or the “Company”) issued a press release announcing the closing of the Company's sale of its full ownership interest of 25.1% in the Ma’aden joint venture to Saudi Arabian Mining Company (“Ma’aden”), pursuant to a binding share purchase and subscription agreement (the “Agreement”). Alcoa received proceeds of approximately 86 million shares of Ma’aden (valued at approximately $1.2 billion) and $150 million in cash (to be used primarily for related taxes and transaction costs) and expects to record a gain of approximately $780 million in other income in the third quarter of 2025. Pursuant to the terms of the Agreement, Alcoa will hold its Ma’aden shares for a minimum of three years and can sell one-third of the shares after each of the third, fourth and fifth anniversaries of closing of the transaction (the “holding period”). During the holding period, Alcoa is permitted, under certain conditions, to hedge and borrow against its Ma’aden shares. Under certain circumstances, such minimum holding period can be reduced.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description
99.1	Press release of Alcoa Corporation dated July 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The internet addresses in the press release attached as Exhibit 99.1 hereto are included only as inactive textual references and are not intended to be active links to the information therein. Information contained on such websites or platforms, or that can be accessed therein, do not constitute a part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Date:	July 1, 2025	By:	/s/ Marissa P. Earnest
Marissa P. Earnest Senior Vice President, Chief Governance Counsel and Secretary